Exhibit 21

Subsidiaries

American Eagle Outfitters, Inc., a Delaware Corporation, has the following wholly owned subsidiaries:

AE Admin Services Co LLC, a Ohio Limited Liability Company

AE Corporate Services Co., a Delaware Corporation

AE Direct Co. LLC, a Delaware Limited Liability Company

AE Distribution Co., a Delaware Corporation

AE Holdings Co., a Delaware Corporation

AE North Holdings Co., a Canadian Corporation

AE Outfitters Retail Co., a Delaware Corporation

AE Retail West LLC, a Delaware Limited Liability Company

AEH Holding Company, a Delaware Corporation

AEO International Corp., a Delaware Corporation

AEO Israeli Services Co., a Delaware Corporation

AEO Management Co., a Delaware Corporation

AEO Realty Co LLC, a Delaware Limited Liability Company

American Eagle Cdn Hold Co., a Delaware Corporation

American Eagle Outfitters Asia Limited, a Hong Kong Corporation

American Eagle Outfitters Canada Corporation, a Canadian Corporation

Blue Heart Enterprises LLC, a Delaware Limited Liability Company

Blue Star Imports Ltd., a Delaware Corporation

Blue Star Imports, L.P., a Pennsylvania Limited Partnership

BSI Imports Company, LLC, a Delaware Limited Liability Company

Linmar Realty Company II LLC, a Delaware Limited Liability Company

M+O Admin Services Co LLC, an Ohio Limited Liability Company

M+O Management Co LLC, a Delaware Limited Liability Company

M+O Retail LLC, a Delaware Limited Liability Company

Retail Distribution West LLC, a Delaware Limited Liability Company

Retail Licensing Company, a Nevada Corporation

Retail Royalty Company, a Nevada Corporation

South Side Realty Co, a Delaware Corporation